AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AGREEMENT, dated as of November 18, 2020 is made and entered into by and between Security Investors, LLC (the “Adviser”) and each of the registered investment companies set forth on Schedule A (each being referred to herein as a “Fund”). This Agreement shall apply to each investment portfolio of a Fund as set forth in Schedule A (the “Series”).
WHEREAS, the Adviser has been appointed the investment adviser to the Series pursuant to agreements between each Fund and the Adviser (each such agreement an “Advisory Agreement”); and
WHEREAS, certain Series wish to amend their existing arrangements with the Adviser; and
WHEREAS, each Fund, on its own behalf and on behalf of its investment portfolios listed in Schedule A, and the Adviser desire to enter into the arrangements described herein.
NOW, THEREFORE, it is agreed as follows:
1.    With respect to the Series identified on Schedule A, the Adviser hereby agrees, subject to Sections 2 and 3 hereof, to reduce the fees payable to it under the applicable Advisory Agreement (but not below zero) and make any additional payments to the extent necessary to limit the ordinary operating expenses (including Rule 12b-1 fees (if any), but exclusive of brokerage costs, dividends on securities sold short, expenses of other investment companies in which a Series invests, interest, taxes, indemnification, and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of the Fund’s business) (“Operating Expenses”), of each Series to an annual rate (as a percentage of the Series’ average daily net assets) as set forth on Schedule A (“Expense Limit”).
2.    If on any day or month, the estimated annualized Operating Expenses of a Series as of that day or month are less than the applicable Expense Limit as of that day or month, the Adviser shall be entitled to reimbursement by such Series as set forth below. The applicable Series shall reimburse fees waived or reduced and other payments remitted by the Adviser to such Series pursuant to either Section 1 hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Operating Expenses of a Series, plus the amount so reimbursed by the Series equals, as of that day or month, the Expense Limit as set forth in Schedule A, provided however, that such amount paid by the Series to the Adviser will in no event exceed the total of the Reimbursement Amount and will not include any amounts previously reimbursed by the Series. Any amounts reimbursed by the Series to the Adviser under this Section 2 shall not include any additional charges or fees, such as interest on the Reimbursement Amount. Amounts so reimbursed by the Series shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) month period until fully reimbursed and thereafter (i.e., after the oldest Reimbursement Amount has been fully reimbursed by the Series), to the next oldest

Reimbursement Amount, and so on. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Series as necessary to ensure that the amount of Operating Expenses of a Series during any fiscal year never exceeds the applicable Expense Limit for such Series during that fiscal year. In no event will a Series be obligated to pay any fees waived or deferred by the Adviser with respect to any other Series.
3.    (a) This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Series is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Agreement and the previous sentence, the previous sentence shall control.
(b) In case a Series has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Series in accordance with the terms of the Series’ multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.
4.    The parties agree that this Agreement shall supersede any prior expense limitation agreement between a Fund and the Adviser with respect to such Fund’s Series listed on Schedule A.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

GUGGENHEIM FUNDS TRUST

By:
Name:    Amy J. Lee
Title:     Vice President and Chief Legal Officer

GUGGENHEIM VARIABLE FUNDS TRUST

By:
Name:    Amy J. Lee
Title:    Vice President and Chief Legal Officer

SECURITY INVESTORS, LLC

By:
Name:     Amy J. Lee
Title:     Senior Vice President and Secretary
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

SCHEDULE A

Dated November 18, 2020

Registered investment companies to which this Agreement applies and their respective Series:

Guggenheim Funds Trust: Guggenheim Alpha Opportunity Fund (A, C, Institutional, P and R6), Guggenheim High Yield Fund (A, C, Institutional, P and R6), Guggenheim Investment Grade Bond Fund (A, C, Institutional, P and R6), Guggenheim Large Cap Value Fund (A, C, Institutional, P and R6), Guggenheim SMid Cap Value Fund (A, C, Institutional, P and R6), Guggenheim Municipal Income Fund (A, C, Institutional, P and R6), Guggenheim Small Cap Value Fund (A, C, Institutional, P and R6), Guggenheim StylePlus-Large Core Fund (R6), Guggenheim StylePlus-Mid Growth Fund (R6), and Guggenheim World Equity Income Fund (A, C, Institutional, P and R6)
Guggenheim Variable Funds Trust: Series A (StylePlus-Large Core Series), Series B (Large Cap Value Series), Series D (World Equity Income Series), Series E (Total Return Bond Series), Series J (StylePlus-Mid Growth Series), Series O (All Cap Value Series), Series P (High Yield Series), Series Q (Small Cap Value Series), Series V (SMid Cap Value Series), Series X (StylePlus-Small Growth Series), Series Y (StylePlus-Large Growth Series), and Series Z (Alpha Opportunity Series)

Series Name and Share Class	Expense Limit	Effective Date	Expiry Date

Guggenheim Alpha Opportunity Fund
Class A	1.76%	11/30/2012	2/1/2022
Class C	2.51%	11/30/2012	2/1/2022
Institutional Class	1.51%	11/30/2012	2/1/2022
Class P	1.76%	5/1/2015	2/1/2022
R6 Class	1.51%	Upon Launch	2/1/2022
Guggenheim High Yield Fund
Class A	1.16%	11/30/2012	2/1/2022
Class C	1.91%	11/30/2012	2/1/2022
Institutional Class	0.91%	11/30/2012	2/1/2022
Class P	1.16%	5/1/2015	2/1/2022
R6 Class	0.91%	5/15/2017	2/1/2022
Guggenheim Investment Grade Bond Fund
Class A	0.79%	11/30/2012	2/1/2022
Class C	1.54%	11/30/2012	2/1/2022
Institutional Class	0.50%	11/30/2012	2/1/2022
Class P	0.79%	5/1/2015	2/1/2022
R6 Class	0.50%	Upon Launch	2/1/2022

Guggenheim Large Cap Value Fund
Class A	1.15%	11/30/2012	2/1/2022
Class C	1.90%	11/30/2012	2/1/2022
Institutional Class	0.90%	6/5/2013	2/1/2022
Class P	1.15%	5/1/2015	2/1/2022
R6 Class	0.90%	Upon Launch	2/1/2022
Guggenheim SMid Cap Value Fund
Class A	1.30%	1/3/2020	2/1/2022
Class C	2.05%	1/3/2020	2/1/2022
Institutional Class	1.05%	1/3/2020	2/1/2022
Class P	1.30%	1/3/2020	2/1/2022
R6 Class	1.05%	Upon Launch	2/1/2022
Guggenheim Municipal Income Fund
Class A	0.80%	11/30/2012	2/1/2022
Class C	1.55%	11/30/2012	2/1/2022
Institutional Class	0.55%	11/30/2012	2/1/2022
Class P	0.80%	5/1/2015	2/1/2022
R6 Class	0.55%	Upon Launch	2/1/2022
Guggenheim Small Cap Value Fund
Class A	1.30%	11/30/2012	2/1/2022
Class C	2.05%	11/30/2012	2/1/2022
Institutional Class	1.05%	11/30/2012	2/1/2022
Class P	1.30%	5/1/2015	2/1/2022
R6 Class	1.05%	Upon Launch	2/1/2022
Guggenheim StylePlus-Large Core Fund
R6 Class	1.39%	Upon Launch	2/1/2022
Guggenheim StylePlus-Mid Growth Fund
R6 Class	1.81%	Upon Launch	2/1/2022
Guggenheim World Equity Income Fund
Class A	1.22%	8/15/2013	2/1/2022
Class C	1.97%	8/15/2013	2/1/2022
Institutional Class	0.97%	8/15/2013	2/1/2022
Class P	1.22%	5/1/2015	2/1/2022
R6 Class	0.97%	Upon Launch	2/1/2022
Series A (StylePlus-Large Core Series)	0.91%	5/1/2017	5/1/2022
Series B (Large Cap Value Series)	0.80%	5/1/2017	5/1/2022
Series D (World Equity Income Series)	0.90%	5/1/2017	5/1/2022
Series E (Total Return Bond Series)	0.81%	11/30/2012	5/1/2022
Series J (StylePlus-Mid Growth Series)	0.94%	5/1/2017	5/1/2022

Series O (All Cap Value Series)	0.88%	5/1/2017	5/1/2022
Series P (High Yield Series)	1.07%	10/20/2014	5/1/2022
Series Q (Small Cap Value Series)	1.14%	5/1/2017	5/1/2022
Series V (SMid Cap Value Series)	0.91%	5/1/2017	5/1/2022
Series X (StylePlus-Small Growth Series)	1.06%	5/1/2017	5/1/2022
Series Y (StylePlus-Large Growth Series)	0.93%	5/1/2017	5/1/2022
Series Z (Alpha Opportunity Series)	2.00%	11/30/2012	5/1/2022